SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital Agency Corp.
(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL AGENCY CORP.

NOTICE OF POSTPONEMENT OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders:

On behalf of the Board of Directors, notice is hereby given that our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 31, 2011, at 3:00 p.m. Eastern Time, has been postponed. The Annual Meeting will now take place on Friday, June 10, 2011, at 9:00 a.m. Eastern Time at American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. In light of discussions with certain shareholders, we have decided to modify Proposal 2 (Approval of Amendment to Our Amended and Restated Certificate of Incorporation to Increase Our Share Capital) so it is no longer seeking to increase the total authorized number of shares of our preferred stock and only proposes to increase the total authorized number of shares of our common stock to 300,000,000 instead of 500,000,000. We postponed the Annual Meeting in order to provide you with additional time to consider and vote on amended Proposal 2, as described in the supplement enclosed herein. The Annual Meeting will be held now for the purposes set forth below.

1.	To elect the Board of Directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of our common stock from 150,000,000 to 300,000,000;

3.	To ratify the selection of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2011; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 11, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name or attend the Annual Meeting in person, please register in advance by emailing Investor Relations at IR@AGNC.com or by phone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by completing, signing and returning the enclosed proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are described in the supplement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax

Executive Vice President and Secretary

May 25, 2011

Enclosures

AMERICAN CAPITAL AGENCY CORP.

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2011

American Capital Agency Corp. (“AGNC,” “we” and “us”) is furnishing this supplement to its proxy statement dated April 20, 2011 and first distributed to stockholders on or about April 20, 2011 in connection with AGNC’s Annual Meeting of Stockholders (the “Proxy Statement”) in order to supplement and amend Proposal 2 (Approval of Amendment to Our Amended and Restated Certificate of Incorporation to Increase Our Share Capital) described on page 11 of the Proxy Statement.

Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. The Proxy Statement is available on the internet at www.AGNC.com/2011proxymaterials. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement.

As described in this supplement under “Additional Information – Postponement of Annual Meeting,” the Annual Meeting is being postponed from May 31, 2011, to June 10, 2011, in order to give our shareholders an opportunity to consider and vote on the amended Proposal 2.

If you have already submitted a proxy or voting instruction card on the original Proposal 2 and, after reviewing this supplement, you wish to change your vote in view of the supplemental and amended information contained herein, you may do so by following the instructions below under “Additional Information – Right to Revoke; Proxies.” If you have already submitted a proxy or voting instruction card and do not wish to change your vote, you do not need to take any further action and your proxy will be voted on the amended Proposal 2 pursuant to your original instructions on the proxy card previously submitted.

This supplement and the accompanying proxy card are first being distributed to stockholders on or about May 25, 2011.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE OUR SHARE CAPITAL

General Information

Our authorized capital stock consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.01 par value per share. On May 23, 2011, the Board of Directors approved, and recommends that the stockholders adopt, an amendment to Article IV of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) that would increase the authorized number of shares of our common stock from 150,000,000 to 300,000,000. If approved, Section 4.1 of the Certificate of Incorporation would read in its entirety as follows:

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 310,000,000 shares. The authorized stock is divided into 10,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 300,000,000 shares of common stock, with the par value of $0.01 each (the “Common Stock”). The Board of Directors of the Corporation (the “Board of Directors”) may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock from time to time, in one or more classes or series, of stock.

Assuming approval of the amendment to our Certificate of Incorporation, the aggregate number of shares that we will have the authority to issue, at our discretion, is 310,000,000, consisting of 10,000,000 shares of preferred stock and 300,000,000 shares of common stock. As of May 23, 2011, 128,828,759 shares of common stock were outstanding, 77,500 shares of common stock were reserved for future issuance under the director equity incentive plan, and there were no shares of preferred stock outstanding.

Background and Reasons

In light of discussions with certain shareholders, we have decided to modify Proposal 2 so it is no longer seeking to increase the total authorized number of shares of our preferred stock and only proposes to increase the total authorized number of shares of our common stock to 300,000,000 instead of 500,000,000. The Board of Directors believes that the increased authorized number of shares of common stock contemplated by the proposed amendment to our Certificate of Incorporation is desirable to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of The NASDAQ Global Select Market, and to reserve shares of common stock for issuance under our director equity incentive plan. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. As such, we are required to distribute annually 90% of our taxable net income and thus, are not able to retain enough capital for growth. Therefore, in order to pursue new investment opportunities, we need the ability to raise capital by issuing additional shares of common stock. We believe that our historical track record of identifying attractive investment opportunities in addition to accretive equity offerings have been instrumental to our strong financial performance. Furthermore, we believe that the significant changes occurring in the housing finance market and regulatory reform will lead to attractive investment opportunities in the near future. Finally, the Board of Directors also believes that having such additional shares authorized and available for issuance or reservation will give us greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, stock dividends or splits and providing equity incentives to directors.

Potential Effect

Authorizing us to issue more shares than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of stockholders. Our common stock does not have cumulative voting rights or preemptive rights for the purchase of additional shares of any class of capital stock. The additional shares of common stock for which authorization is sought are identical to the shares of our common stock now authorized. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. On the other hand, if we do not receive stockholder approval on this Proposal 2, we will be hindered in our ability to raise capital to pursue new investment opportunities that could be beneficial to us and our stockholders, or in certain circumstances from raising capital to reduce leverage, if market conditions warrant. This reduced flexibility would also put us at a competitive disadvantage to our peers. From the date of the Proxy Statement until the date of our Annual Meeting, we may offer to the public shares of our authorized but unissued common stock in one or more public offerings, including through underwriters, our registered Controlled Equity OfferingSM program or through our registered Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to increase the total authorized number of shares of our common stock from 150,000,000 to 300,000,000.

The approval of the amendment to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of all shares of our common stock entitled to vote at the Annual Meeting. This proposal is considered a “routine” proposal and as such, brokers will have discretionary authority to vote on this proposal if you hold your shares in street name and do not provide voting instructions to your broker. Abstentions and broker non-votes have the same effect as voting against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 150,000,000 to 300,000,000.

Additional Information

Postponement of Annual Meeting

The Annual Meeting to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 31, 2011, at 3:00 p.m. Eastern Time, has been postponed. The Annual Meeting will now take place on Friday, June 10, 2011, at 9:00 a.m. Eastern Time at American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. The postponement was necessary in order to provide you with additional time to consider and vote on amended Proposal 2, as described above.

Voting

A new proxy card is enclosed with this supplement to reflect amended Proposal 2 and the new meeting date and time. The new proxy card does not otherwise differ from the original proxy card previously furnished to you.

You may vote your shares of AGNC stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

If you have already submitted a proxy or voting instruction card on the original Proposal 2 and, after reviewing this supplement, you wish to change your vote in view of the supplemental and amended information contained herein, you may do so by following the instructions below. If you have already submitted a proxy or voting instruction card and do not wish to change your vote, you do not need to take any further action and your proxy will be voted on the amended Proposal 2 pursuant to your original instructions on the proxy card previously submitted.

Right to Revoke; Proxies

In the event that you attend the Annual Meeting, and you are either a record holder or have obtained a “legal proxy” from the record holder, you may revoke your proxy and cast your vote personally, regardless of whether you have submitted a proxy or voting instruction card. In addition, you may revoke your proxy by sending a timely written notice of revocation to AGNC’s Corporate Secretary at AGNC’s principal executive offices, by timely submitting a later-dated proxy in writing or through the Internet or by telephone, or by voting in person at the meeting or via the Internet. If you hold your shares through a broker, bank or other nominee and you already have provided instructions to your nominee, you may provide new instructions by following the procedures provided by such nominee. Attendance at the meeting in person will not by itself revoke a previously submitted proxy.

Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the five director nominees, FOR the amendment to our Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of our common stock from 150,000,000 to 300,000,000, and FOR the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2011: The Proxy Statement and our Annual Report on Form 10-K are available on the Internet at www.AGNC.com/2011proxymaterials. On this site, you will be able to access the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

Contact for Questions

If you have any questions concerning the Annual Meeting, please contact our Investor Relations group at IR@AGNC.com or by phone at (301) 968-9300.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax

Executive Vice President and Secretary

May 25, 2011